DEFINITIVE ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of this 12:01 a.m. on the 1st day of July 2006, by and between SITESTAR CORPORATION, a Nevada corporation, with its principal place of business located at 7109 Timberlake Road, #201, Lynchburg, VA 24502 (the “Buyer”), and FIRST USA, INC., an Ohio corporation (the “Seller”). The Seller and the Buyer may sometimes be referred to herein individually as a “Party” or collectively as “Parties.”

RECITALS:

A. The Seller provides multiple communications services to a broad residential and corporate customer base, including dial-up and broadband Internet access and related services, web hosting and other various services.

B. Seller agrees to sell and Buyer agrees to purchase certain Assets, as defined below, of the Seller used in its Internet service business (the “Internet Service Business”), as defined below, in accordance with the terms and conditions set forth in this Agreement.

C. The parties to this Agreement desire to establish their mutual rights and obligations with regard to the transactions by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the parties hereto agree as follows:

I.	DEFINITIONS. As used herein, the following terms shall have the meaning set forth:

A. “Accounts Receivable” shall mean all sums owed to the Seller from the Selected Customer Base.

B. “Active Customers” shall mean Selected Customer Base that is marked active or expired, but have not been marked as cancelled.

C. “Assets” shall have the definition set forth in Section II.

D. “Closing” shall have the meaning set forth in Section VI.

E. “Closing Date” shall have the meaning set forth in Section VI.

F. “Customer List” shall have the meaning set forth in Section II.A.1.

G. “Deferred Revenue” shall mean all sums billed by Seller from the Selected Customer Base on account of pre-paid services to be provided by Buyer to the Customers after the Closing Date.

H. “Dial-Up Customers” shall mean all Customers who dial-up to the Internet via a modem and have purchased Dial-Up Service from the Seller.

I. “Dial-Up Services” shall mean providing Internet access for customers via a dial-up modem and phone line connection.

J. “Estimated Active Customers” shall mean 6,800 active Customers purchasing Internet Service from the Seller as of the Closing Date to be conveyed to Buyer from Seller.

K. “Estimated Active Monthly Revenues” shall mean $101,500.00.

L. “Internet Dial-Up Business” shall have the meaning of the business of using the Internet and related hardware to provide customers with dial-up Internet access and the services that go along with it (email, web acceleration, etc.).

M. “Network” shall mean the equipment, Internet connection and bandwidth necessary to provide Internet access for a customer.

N. “Pre-Paid Accounts” shall mean the Customers who prior to the Closing Date have been billed for Services to be provided by Buyer to Customers after the Closing Date.

O. “Selected Customer Base” shall mean those selected customers with dial-up Internet access as conveyed by Seller to Buyer from the Customer List.

P. “Verified Active Customer” shall have the meaning set forth in Section III.B.1.a.i.a.

II.	PURCHASE, SALE AND DELIVERY OF ASSETS.

A. Subject to and in accordance with the terms and conditions of this Agreement and in consideration of the Purchase Price provided in Section III below, Buyer agrees to purchase, and Seller agrees to sell, transfer, convey and assign all of their respective right, title, and interest in and good and marketable title, free and clear of all liabilities, obligations, security interests, liens (including tax liens), mortgages, leases or leasehold interests, encumbrances and rights of others of any kind whatsoever to the following assets used in the operation of the Internet Dial-up Business:

1. Any and all Dial-Up Customers including Customer accounts and Customer contracts or agreements, of the Internet Dial-up Business. Seller will provide Buyer with a true, correct, and complete list of all Customers (the “Customer List”) in electronic format at or before Closing.

2. All accounts receivable to Seller from Customers from the Customer List prior to Closing (the “Accounts Receivable”). At Closing Seller will provide Buyer with a true and correct listing of the Accounts Receivable as of the Closing Date.

3. All equipment, license and software from the Seller that is related to providing and billing the Internet Dial-up Business customers.

4. All intangible personal property specifically relating to the Assets, including without limitation, Customer contracts and agreements.

5. Certain Domain Names needed to provide email services to the Customer List including but not limited to the following domain names: FIRST.NET, FIRST.COM, FIRSTNET.NET, FIRSTNET.COM, 1ST.NET AND 1STNET.NET.

6. The First USA name and use of its website.

7. Transfer of any and all patents and trademarks owned as associated with the First USA business and domain name.

The above shall be collectively referred to as the "Assets".

B. The Seller shall pay all expenses, debts, deficiencies, obligations, liabilities, assessments, claims, demands, fines or penalties related to any of the Assets prior to the Closing Date. Except as set forth in Section III.D., the Buyer is not assuming or undertaking to assume and shall have no responsibility for any liabilities of the Seller whether fixed or contingent, past, present or future, or direct or indirect, arising out of or in connection with Seller’s Internet Service Business or Seller’s ownership and use of the Assets, or any other acts or omissions of Seller in connection therewith prior to the Closing.

III.	PURCHASE PRICE; ADJUSTMENT AND PAYMENT.

A. Purchase Price. Subject to and in accordance with the terms and conditions of this Agreement, Seller agrees to sell to the Buyer, and Buyer agrees to purchase from the Seller, all of the Seller’s rights, title, and interest in and to the Assets, for an aggregate purchase price equal to SEVEN HUNDRED, TWENTY-FIVE THOUSAND AND NO/dollars ($725,000.00) (the “Purchase Price”), to be paid as provided in Subsection C below of this Section III. Buyer and Seller agree that the Purchase Price is based on the Seller’s (i) aggregate revenue, (ii) actual number of Active Dial-Up Customers, (iii) select asset base and (iv) the general financial performance reflecting the representations of the Seller.

B. Adjustments to Purchase Price. The Purchase Price is subject to adjustment as follows:

1. Post-Closing Adjustment for Actual Monthly Revenues of Customers.

a. The Purchase Price is based in part on Seller’s estimate that as of the Closing Date, Seller will have current monthly revenues of $101,500.00 from the Active Dial-Up Customers. Following Closing, Buyer will verify the actual number of Active Customers and the amount of monthly revenues. In the event that the actual number of Active Customers annualized revenues differs more than three percent (3%) from the estimates, the Purchase Price will be subject to adjustment, all as set forth below:

i.  Buyer will verify the actual number of Active Dial-Up Customers in accordance with the following procedure:

a) For purposes of this Section III, a “Verified Active Customer” shall be an Active Customer that:

i) has prepaid for service from Seller’s or Buyer’s Network and has not cancelled within 15 days from the Closing Date; OR

ii) pays monthly and must be paid up or have made at least one payment during the month of July or August for their current service.

b) During the 90 day period following Closing, Buyer will determine whether an Active Customer is a Verified Active Customer, for among other reasons, to determine the amount, if any, by which the actual amount of Verified Active Monthly Revenues differ from the Estimated Active Annualized Revenues. Following such determination, if the Seller’s Verified Active Monthly Dial-up Revenues are three percent (3%) less than the Estimated Active Monthly Dial-up Revenues, the Total Purchase Price will be adjusted lower by the same percentage.

2. Liens and Encumbrances. If, as of the Closing, any of the Assets are subject to or encumbered by any security interests or liens the outstanding aggregate balance (including any accrued interest or other charges) of the total debts or liabilities underlying such liens or security interests shall be deducted from the Purchase Price and paid directly to the applicable creditor of the Seller at the Closing.

3. A/R adjustment. There will be no adjustment for actual Accounts Receivable being assumed by Buyer.

4. Deferred Revenue adjustment. There will be no adjustment for actual Deferred Revenue being assumed by Buyer.

C. Payment of Purchase Price. The Buyer has paid the total Purchase Price to the Sellers as follows:

1. Payment At Closing. Two Hundred Fifty Thousand dollars ($250,000) paid at Closing. This Payment At Closing was paid by bank check to the Seller.

2. Deferred Payment. Starting August 1, 2006, Buyer will pay to the Seller monthly installments of $79,177.67 towards the balance of the Purchase Price, with any adjustments to the Purchase Price made pursuant to Subsection B. above of this Section III (collectively, the “Deferred Purchase Price Payment”) to adjust the final installment payment, via Bank Check to the Seller.

3. Assumption of Liabilities. The Buyer shall assume the obligation to provide Dial-Up Services to the Pre-Paid Accounts following the Closing Date. This obligation called carries a portion of Deferred Revenue that Buyer will assume as part of the purchase price. At Closing, Seller will provide Buyer with a true and correct listing of the Deferred Revenue and the Customers to which the deferred revenue relates as of the Closing Date.

IV.	REPRESENTATIONS AND WARRANTIES OF SELLER.

The Seller represents and warrants to the Buyer, its successors and assigns, that the following facts are true, complete, and correct as of the date of this Agreement and will be true, correct, and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section IV, with the knowledge that Buyer is purchasing the Assets in full reliance thereon):

A. Organization of the Seller. Seller is a corporation duly organized, validly existing, and in good standing as a domestic corporation under the laws of the State of Ohio and has the corporate power to carry on its business as now conducted and to perform its obligations hereunder.

B. Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Seller’s stockholders have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

C. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section II above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest, lien, or encumbrance upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for it to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section II above).

D. Legal Compliance. The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Seller alleging any failure so to comply.

E. Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

F. Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Target has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer. This Agreement and all of the documents, instruments and agreements related hereto have been duly and validly executed and delivered by the Seller, as appropriate, and are valid and binding obligations of each of the Sellers, enforceable in accordance with their terms. The Seller has paid all debts and liabilities related to the Assets prior to the Closing Date, none of which debts or liabilities are being assumed by the Buyer.

G. Contracts and Agreements. The Seller has delivered to the Buyer a correct and complete copy of each written contract being transferred and assigned to the Buyer as part of the Assets and referred to in Section II.A.1. and a written summary setting forth the material terms and conditions of each oral agreement being transferred and assigned to the Buyer as part of the Assets and referred to in Section II.A.1. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement. Seller may assign all accounts, contracts, agreements, and service agreements related in any way to the Dial-Up Customers to Buyer without the consent of the Dial-Up Customers.

H. Accounts Receivable. All Accounts Receivable of the Seller which are part of the Assets, as referred to in Section II.A.2. hereof, are reflected properly on the books and records of the Seller, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts.

I. Internet Service Business Warranties. Substantially all of the Internet Service Business services provided by the Seller have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Seller has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for damages in connection therewith.

J. Internet Dial-up Business Liabilities. The Seller has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any of the Assets.

K. Intellectual Property. The Seller has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and the Seller has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Seller in any material respect.

L. Litigation. The Seller is not (1) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (2) a party or, to its knowledge, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, which, individually or in the aggregate, if adversely determined, could materially impair the Assets or the ability of either of the Seller to perform any of its obligations hereunder. Furthermore, there are no defaults by the Seller under any applicable order, writ, injunction, decree or award of any court or arbitrator or any governmental department, board, agency or instrumentality which would materially impair either of the Seller’s ability to perform any of its obligations hereunder.

M. Disclosure. The Seller has reviewed all information known to it and has disclosed to Buyer all known material information relevant to the Assets. None of the representations and warranties made by Seller in this Agreement or in any document or exhibit to be furnished by it hereto, or on its behalf, contains or will contain any untrue statements of material fact, or omit any fact the omission of which would be materially misleading.

V.	REPRESENTATIONS AND WARRANTIES OF BUYER.

A. Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing as a domestic corporation under the laws of the State of Nevada and has the corporate power to carry on its business as now conducted and to perform its obligations hereunder.

B. Authority of Buyer. Buyer has full power and authority to enter into and perform this Agreement, and all proceedings necessary to duly authorize the execution and delivery of this Agreement by the officer executing the same on the respective Buyer’s behalf have been taken and this Agreement is the legal and binding obligation of the Buyer, enforceable in accordance with its terms and conditions applicable to Buyer.

C. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer. Buyer is not in default with respect to or subject to any outstanding judgment, order, writ, injunction, decree, assessment or other similar command of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting it.

D. Compliance with Laws. Buyer has complied with all laws, regulations and orders applicable to its business.

E. Noncontravention. The execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated hereby, and the compliance by Buyer with the terms hereof, will not:

1. conflict with, violate or result in the breach of or contravene any of the terms conditions or provisions of, or constitute a default under, Buyer’s articles of incorporation, bylaws, or in any material respect, any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator applicable to Buyer or its assets and properties; or

2. result in the conflict with, the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed of trust or other contract, agreement or instrument, to which Buyer is a party or by which it is bound; or

3. conflict with any organizational documents or other agreements, licenses or permits of any kind relating to the formation, management, operation or other activity of Buyer.

F. Governmental Approvals. No authorization, approval or consent of any governmental or regulatory authority or agency is necessary to permit Buyer to execute and deliver this Agreement and to perform its obligations hereunder.

G. Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

H. Disclosures. No representation, warranty or covenant by Buyer in this Agreement, or any certificate or any other instrument furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit any material fact which will make the statements contained herein or therein materially misleading.

I. Waiver. The applicable party may waive any condition specified in this Section XI if its president or other duly authorized officer executes a writing so stating at or prior to the Closing.

VI.	COVENANTS

A. Payment of Post-Closing Monies Received. Seller will immediately upon receipt forward to Buyer any and all monies received or collected by the Seller on or after the Closing Date related to the Customer and/or its Accounts Receivable.

B. E-mail Hosting and Forwarding. Buyer shall provide access to and/or forwarding of Seller’s corporate or customer related e-mails pertaining to the domains transferred (Section II.A.5) for a period of no less than four (4) years.

C. Host Names. Buyer shall point certain host names pertaining to the domains transferred (Section II.A.5) to a domain name server address provided by the Seller for a period of no less than two (2) years.

D. Non-Compete Agreement: Seller has entered into a separate non-compete agreement regarding Dial-Up Internet Access.

E. Further Acts. Each Party shall on the reasonable request of the other party execute and deliver in proper form any instruments and documents and perform any and all acts necessary or desirable for perfecting in the other party title to all items intended to be transferred under this Agreement and placing that party in actual possession of the item(s).

F. Assistance with Transition. Seller will provide reasonable transition services to Buyer in order to help the smooth transfer of all Customers, contracts and other Assets to Buyer.

VII.	INDEMNIFICATION

A. Buyer agrees to indemnify, defend and hold the Seller and its successors and assigns, harmless against any and all losses, damages, demands, claims, assessments, actions, taxes, deficiencies, penalties, interest, reasonable attorney’s fees, costs and expenses, arising out of, or incident to, any of the following (the “Losses”): (i) any inaccuracy, misrepresentation or breach of any warranty made by Buyer in this Agreement; and (ii) any failure by Buyer to perform in accordance with the terms hereof any of the obligations or covenants to be performed by it hereunder. The indemnification obligations of the Buyer under this Section VII.A. and the representations, warranties, agreements and covenants of the Buyer under this Agreement shall survive the Closing for a period of two (2) years from the Closing Date.

B. The Seller agrees to indemnify, defend and hold the Buyer and its shareholders, directors, officers, affiliates, successors and assigns harmless against any and all Losses (as defined above) arising out of or incident to any of the following:

1. any inaccuracy, misrepresentation or breach of any representation or warranty made by Seller, or either of them, in this Agreement;

2. any failure by the Seller to perform in accordance with the terms hereof any of the agreements, obligations or covenants to be performed by it hereunder;

3. any liability of the Seller, whether accrued, absolute, contingent or otherwise, and whether due or to become due unless otherwise expressly assumed by Buyer pursuant to this Agreement and the documents and agreements executed pursuant hereto; and

4. any claim related to the Sellers or to the Assets in which the principal event giving rise thereto occurred prior to Closing, including, but not limited to, claims of ownership of Assets by customers or other parties, taxes of all kinds, any claim made under the Bulk Transfers Title of the Virginia Uniform Commercial Code, and any claim, damage or liability resulting from lack of compliance with laws or governmental regulations, whether federal, state or local.

The indemnification obligations of the Seller under this Section VII.B. and the representations, warranties, agreements and covenants of the Sellers under this Agreement shall survive the Closing for a period of two (2) years from the Closing Date.

C. Within thirty (30) days of the assertion of any claim or discovery of material facts upon which Seller or Buyer (the “Indemnitee”) intends to base a claim for indemnification hereunder, Indemnitee shall give written notice to the party against whom the claim is made (the “Indemnitor”) of such claim or facts. The Indemnitor shall have the right to participate jointly with the Indemnitee in the defense of any claim, demand, lawsuit or other proceeding in connection with which the Indemnitee claims indemnification hereunder and with respect to any issue involved in such claim, demand, lawsuit or other proceeding as to which the Indemnitor shall have acknowledged the obligation to indemnify the Indemnitee hereunder, the Indemnitor shall have the sole right to settle or otherwise dispose of such claim, demand, lawsuit or other proceeding on such terms as the Indemnitor, in its or his sole discretion, shall deem appropriate.

D. In the event the Indemnitor elects, within thirty (30) days of the receipt of the original notice thereof, to contest such claim by written notice to the Indemnitee, the Indemnitee will be entitled to be paid hereunder within five (5) days after the final determination of such contest either by written acknowledgment of the Indemnitor or a final judgment of a court of competent jurisdiction. If the Indemnitor does not so elect, the Indemnitee shall be paid promptly and in any event within thirty-five (35) days after receipt by the Indemnitor of the notice of the claim.

VIII.	MISCELLANEOUS

A. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

B. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

C. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other party.

D. Each party shall be responsible for its own legal and transactional expenses, including the cost of any fees owed to any broker or finder engaged by a party in connection with the transactions contemplated by this Agreement.

E. All covenants, agreements, representations and warranties of the parties made herein and in the certificates, lists, exhibits, schedules or other written information delivered, attached, or furnished in connection therewith and herewith shall be deemed material and to have been relied upon by the other party, and, except as provided otherwise in this Agreement, shall survive the delivery of the certificates representing the shares and the payment of the Purchase Price and shall bind the respective successors and permitted assigns of the parties, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of each party’s respective successors and permitted assigns, whether so expressed or not.

F. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The facsimile signature of any party shall be deemed to be an original signature of such party and shall be given the same effect as an original signature of such party.

G. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

H. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia.

I. The parties hereto agree that Buyer shall issue a press release announcing, among other things, the details of this transaction.

J. Parties agree that Buyer shall file an SEC-mandated 8K document detailing the terms of the transaction.

K. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

L. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

M. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The exhibits, if any, identified in this Agreement are incorporated herein by reference and made a part hereof.

N. All notices and communications pursuant to this Agreement shall be in writing and shall be deemed properly given and effective when received if (a) personally delivered, (b) sent by a national delivery service providing evidence of delivery, or (b) sent by facsimile, to the following:

If to Seller, to:

FIRST USA, INC.
Attn: Edgar D. Taylor, President and CEO
59500 Bannock Road
St. Clairsville, Ohio 43950
740-484-4199

If to Company, to:

SITESTAR CORPORATION
7109 Timberlake Road, Suite 201
Lynchburg, VA 24502
434-239-4272

O. If either party hereto shall breach any of the terms hereof, such party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorney's fees, incurred by such party in enforcing the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first written above.

FIRST USA, INC.	SITESTAR CORPORATION

By: Edgar D. Taylor	By: Frank R. Erhartic, Jr.
Title: President & CEO	Title: President & CEO